Exhibit 10.2.7

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“this Amendment”) dated as of November 1, 2002 is entered into by HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation, and SPORTS WHOLESALE, INC., an Alabama corporation (together referred to as the “Borrowers”), and AMSOUTH BANK, an Alabama banking corporation (the “Lender”).

Recitals

A. The Borrowers and the Lender have previously entered into that certain Credit Agreement dated as of November 5, 1998 as amended by a First Amendment thereto dated as of November 19, 1999, a Second Amendment thereto dated as of April 17, 2000, a Third Amendment thereto dated as of November 30, 2000, a Fourth Amendment thereto dated as of June 15, 2001 and a Fifth Amendment thereto dated as of November 30, 2001 (as amended, the “Credit Agreement”). Capitalized terms not otherwise herein defined shall have the meanings given them in the Credit Agreement.

B. The Borrowers have requested and the Lender has agreed to enter into certain amendments to the Credit Agreement, as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows:

1. Recitals. The recitals hereinabove are hereby incorporated by this reference as if fully set forth herein.

2. Rules of Construction. This Amendment is subject to the rules of construction set forth in Section 1.1 of the Credit Agreement.

3. Representations and Warranties of Borrowers. Each of the Borrowers represents and warrants to the Lender as follows:

(a) Representations and Warranties in Loan Documents. All of the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

(b) No Default. Each of the Borrowers is in compliance in all material respects with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and, no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

4. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Extension of Termination Date. The defined term “Termination Date” is hereby further amended to read, in its entirety, as follows:

“Termination Date means November 5, 2003.”

(b) Letters of Credit. The following Section 2.7 is hereby added to the Credit Agreement:

“SECTION 2.7 Letter of Credit Borrowings.

(a) The Lender may, at its sole discretion, during the term of this Agreement, issue letters of credit from time to time for the account of one or more of the Borrowers in such maximum amounts as may be requested by Hibbett, in its capacity as agent for the Borrowers under Section 2.1(b) hereof, and as shall be approved by the Lender, up to a maximum aggregate amount issued at any one time that, when added to the then outstanding Credit Obligations, does not exceed the Maximum Credit Amount.

(b) Each request by the Borrower for the issuance of a letter of credit shall be on the Lender’s then standard application form for letters of credit, shall be subject to such documentation as Lender may require, and shall be submitted a reasonable time in advance of the date on which the letter of credit is proposed to be issued. The terms, conditions and fees for issuance of a letter of credit shall be governed by the agreements executed in connection therewith.

(c) The Maximum Credit Amount under this Agreement shall be reduced in an amount equal to the maximum amount available to be drawn under each letter of credit issued by Lender for the account of one or more of the Borrowers for so long as each letter of credit remains in effect.

(d) Termination of this Agreement by its terms will have no effect upon any letters of credit that remain outstanding after such termination date. Such letters of credit will continue to be governed by the terms and conditions of the applicable agreements described in paragraph (b) above.”

(c) Amendment of Defined Terms. The following defined terms in the Credit Agreement are amended as indicated below:

(1) All amounts that are due and payable or are due to be reimbursed to the Lender in connection with letters of credit issued in accordance with Section 2.7 of the Credit Agreement shall be included within the defined term “Credit Obligations.”

(2) All documents and agreements executed in connection with letters of credit issued in accordance with Section 2.7 of the Credit Agreement shall be included within the defined term “Loan Documents.”

(3) The following language is hereby added to the end of the definition of the defined term “Funded Debt”: “. . ., but excluding in any event any amounts advanced hereunder in form of letters of credit under Section 2.7 hereof.”

5. Loan Documents to Remain in Effect. Except expressly amended herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

6. No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Loan Documents, nor impair any Liens granted to the Lender thereunder, nor release any person from liability for any of the Credit Obligations, nor affect any of the rights, powers or remedies of the Lender under the Loan Documents, nor constitute a waiver of any provision thereof.

7. Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

9. Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

10. Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

12. No Waiver. Nothing contained in this Amendment shall be construed as a waiver or acknowledgment of, or consent to any breach of or Event of Default under the Credit Agreement or the other Loan Documents.

13. Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it is a part thereof for all purposes. Any representation or warranty contained herein that is determined by the Lender to have been misleading or untrue in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Loan Documents in accordance with Section 8.1 of the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment that continues unremedied after the grace period described in Section 8.1 of the Credit Agreement shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives on the date set forth above.

HIBBETT SPORTING GOODS, INC., a Delaware corporation

By:	/s/ GARY A. SMITH
Its	VP and Chief Financial Officer

HIBBETT TEAM SALES, INC., an Alabama corporation

By:	/s/ GARY A. SMITH
Its	VP and Chief Financial Officer

SPORTS WHOLESALE, INC., an Alabama corporation

By:	/s/ GARY A. SMITH
Its	VP and Chief Financial Officer

AMSOUTH BANK, an Alabama banking corporation

By:	/s/ DAVID A. SIMMONS
Its	Senior Vice President